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                                                              EXHIBIT 3(b)


                              ALLMERICA FINANCIAL
                PRINCIPAL OFFICE: WORCESTER, MASSACHUSETTS 01653

FORM OF
SALES AGREEMENT

First Allmerica Financial Life Insurance Company and Allmerica Financial Life Insurance and Annuity Company (herein collectively referred to as "the Assurance Companies" and individually as "First Allmerica Financial Life Insurance Company" and "Allmerica Financial Life Insurance and Annuity Company", respectively) and Allmerica Investments, Inc. (herein referred to as "the Underwriter") do hereby appoint________________________________________________
_________________________________ and _________________________________________
the NASD Registered Broker-Dealer (herein "Broker") their Broker to solicit application for life insurance and annuity policies, this appointment to be effective on ___________________________, 199__.

Broker accepts this appointment, subject to the terms and provisions set forth in this Agreement.

AUTHORITY TO SOLICIT BUSINESS

SECTION 1. Through appointed sub-agents, Broker may solicit life insurance and annuity policy applications for the Assurance Companies on a non-exclusive basis.

RELATIONSHIP OF PARTIES

SECTION 2. Nothing in this Agreement will be construed to create the relationship of employer and employee between either Assurance Company or the Underwriter and any sub-agent or employee of Broker. Broker and any sub-agent of Broker will be free to exercise their independent judgment as to the time, place and manner of solicitation and servicing of business underwritten by the Assurance Companies.
              However, neither Broker nor any employee or sub-agent of Broker shall have authority to act on behalf of the Assurance Companies or the Underwriter in a manner which does not conform to applicable statutes, ordinances, or governmental regulations or to reasonable rules adopted from time to time by the Assurance Companies or the Underwriter.

              Broker understands and agrees that it is responsible for its continued compliance and the continued compliance of Broker's sub-agents with the NASD Rules of Fair Practice and Federal and state securities laws.


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SUB-AGENTS

SECTION 3. Broker may only solicit life insurance and annuity policy applications on behalf of the Assurance Companies through sub-agents properly licensed with the Assurance Companies.

LIMITATIONS ON AUTHORITY

SECTION 4. Neither Broker nor any sub-agent of Broker will have authority to accept risks of any kind; to make, alter or discharge contracts of insurance or annuities; to waive forfeitures or exclusions; to fix any premium for hazardous or substandard risks; to alter or amend any papers received from either Assurance Company; to deliver any policy of insurance or any document, agreement or endorsement changing the amount of insurance coverage if Broker knows or has reason to believe that the insured is uninsurable; to collect any premium after the expiration of the policy grace period except in connection with a policy reinstatement; or to accept payment of any premium unless the premium meets the minimum premium requirement for the policy established by the Assurance Company.

APPLIED AUTHORITY

SECTION 5. Neither Broker nor any sub-agent of Broker will have any power or authority other than as expressly provided in this Agreement and no other power or authority shall be implied from the grant or denial of power specifically mentioned in this Agreement.

__________    COMPLIANCE NEGATIVE OBLIGATIONS

SECTION 6. Broker agrees that neither Broker nor any sub-agent of Broker will intentionally violate any applicable state or Federal law, ruling or regulation pertaining to the business of the Assurance Companies or any rule or regulation of either Assurance Company or the Underwriter. Neither Broker nor any sub-agent of Broker will knowingly engage in any activity which is detrimental to the best interests of either Assurance Company or the Underwriter or any of their affiliates.

              Broker shall have the sole responsibility for the training and supervision of all persons appointed as sub-agents hereunder. Broker shall obtain and maintain for itself, its officers, directors, employees and sales personnel, all licenses, registrations and appointments required by any law, regulation or other requirement of the SEC, the NASD or of any jurisdiction where variable life insurance or variable annuity policies are sold. Broker shall comply and shall have the responsibility to ensure that all persons associated with it


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              comply with all laws; rules and regulations applicable to
              variable life insurance or variable annuity products, including those requirements applicable to delivery of prospectuses and determination of client suitability. Broker is responsible for the education, supervision and instruction of all its associated persons, including sub-agents of Broker, in the proper method of solicitation, sale and delivery of variable life insurance or variable annuity policies. Broker and all persons associated with it shall use only those sales, advertising and promotional materials which have been approved in writing by the affected Assurance Company and the Underwriter.

SUBMISSION OF APPLICATIONS; DELIVERY OF POLICIES; REJECTED BUSINESS

SECTION 7. Broker will submit directly to the Principal Office of the Assurance Companies all Assurance Company life insurance and annuity policy applications solicited by sub-agents of the Broker. Broker will deliver, or cause to be delivered, within 10 days of the date of issue all policies issued on applications submitted by sub-agents of Broker and will return to the Assurance Companies any policy which is declined by the applicant or which cannot be delivered within the time permitted by the Assurance Company's rules.

ILLUSTRATIONS AND PROPOSALS

SECTION 8. Neither Broker nor any sub-agent of Broker will furnish any prospective policyowner an illustration of the financial or other aspects of a policy or a proposal for a policy of either Assurance Company unless the same has been either furnished by the Assurance Companies or prepared from computer software or other material furnished or approved by the Assurance Companies. Any illustration or proposal delivered by Broker or by any sub-agent of Broker will conform to standards of completeness and accuracy established by the Assurance Companies. If the proposal or illustration was nor furnished by the Assurance Companies, Broker will relate in its records for availability to the Assurance Companies a copy thereof or the means to duplicate the same. Any computer software or materials furnished by either Assurance Company will be and remain its property.

ACCOUNTING FOR FUNDS COLLECTED

SECTION 9. In accordance with the rules of the Assurance Companies, Broker will account for and remit immediately to the Principal Office of the Assurance Companies all funds received or collected by Broker or by a sub-agent of Broker for or on behalf of either Assurance Company without deduction for any commissions, or other claim Broker or the sub-agent may have against


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            either Assurance Company and will make such reports and file such substantiating documents and records as the Assurance Companies may require.

INDEMNIFICATION

SECTION 10. If, due to the inaction or negligence of Broker or its sub-agents or employees, a life insurance or annuity policy is not delivered to the policy owner within 10 days of the date of issue of the policy and if after delivery the owner returns the policy to the Assurance Company and receives a full refund of all premiums paid, the difference between the premium refunded and the cash value of the policy on the date the policy is received by the Assurance Company at its Principal Office shall be reimbursed to the Assurance Company by the Broker in any case where the cash value is less than the premium refunded. Any such reimbursement shall be paid by the Broker to the affected Assurance Company within 30 days of Broker's receipt of a written request for payment.

            Broker shall indemnify and hold the Assurance Companies and the Underwriter and their officers, directors, and employees, harmless from any liability arising from any act or omission of Broker or of any officer, director, employee of Broker or of sub-agents or other sales persons associated with Broker.

            The Assurance Companies and the Underwriter shall, jointly or severally, indemnify and hold the Broker and its sub-agents, officers, directors and employees harmless from any liability arising from any act or omission of either Assurance Company or the Underwriter, or of any officer, director, employee or agent of any such person.

            The indemnifications provided by this Section 10 shall survive termination of this Agreement and expressly include reimbursement of reasonable attorneys' fees incurred by the indemnified party in connection with the defense of any claim indemnified hereunder.

LIABILITY FOR REFUND OF COMMISSIONS AND FEES

SECTION 11. If a policyholder rescinds a policy or exercises a right to surrender a policy for return of all premiums paid, Broker will pay on demand the amount of any commissions received on the premiums returned.


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_________   OF COMPENSATION

SECTION 12. Broker's compensation will consist of commissions payable on premiums for life insurance and annuity policies placed with the Assurance Companies. Annuity commissions shall be payable at the rates set forth in Commission Schedule DG-1, attached, as in effect from time to time. Life insurance commissions shall be payable at the rate or rates set forth in a Commission Schedule to be furnished to Broker at such time as Broker begins to solicit life insurance applications on behalf of the Assurance Companies.

            All compensation due Broker under this Agreement will be paid by Allmerica Financial as the common paymaster.

TIME OF PAYMENT OF COMMISSIONS

SECTION 13. A premium will not be considered paid until it has been received by the Assurance Company at its Principal Office. On premiums paid, commissions will be paid twice each month in accordance with the rules of the Assurance Companies.

TERMINATION WITHOUT CAUSE

SECTION 14. Whether or not there is a breach of this Agreement, either party may terminate this Agreement by giving ten (10) days' written notice to the other party at any time during the first year hereof, and by giving thirty (30) days' written notice after the expiration of the first year hereof. If this Agreement terminates without breach of its provisions by Broker, annuity commissions provided for under Section 12 shall continue to be paid the Broker in accordance with Schedule DG-1 as if this Agreement had not terminated. Provided, that no annuity commissions will be paid on premiums paid during the 11th or subsequent policy year.

TERMINATION FOR CAUSE

SECTION 15. This Agreement may be terminated for cause and without notice if
            Broker or any sub-agent of Broker:

            (a) misappropriates any funds belonging to or received on behalf of either Assurance Company or any of its affiliates; or

            (b) withholds any funds or other property belonging to either Assurance Company after the same should have been reported and transmitted to said Assurance Company or after a demand has been made for the same; or


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            (c)  commits any willful or dishonest act which injuries either
                 Assurance Company; or

            (d)  willfully violates any of the provisions of this Agreement.

            No commissions will be paid following termination of this Agreement, if it is terminated for cause, nor will commissions continue to be paid after termination of this Agreement if thereafter Broker or any sub-agent of Broker breaches any of its terms or conditions by the commission of an act prohibited by its terms.

TOP SET-OFF

SECTION 16. The Assurance Companies will have a lieu on any commissions payable under this Agreement, whether or not such payments are now due or hereafter become due, and may apply any such monies to be satisfaction of indebtedness to either Assurance Company to the extent permitted by law.

__________  WAIVER OF  __________________________

SECTION 17. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of the right of the Assurance Companies to enforce said provision thereafter.

SIGNABILITY

SECTION 18. This Agreement is not transferable.  Without the consent of the
            Assurance Companies, no rights or interest in or to commissions will be subject to assignment, and any attempted absolute assignment, sale or transfer of this Agreement or of any commissions without the written consent of the Assurance Companies will immediately make this Agreement void and be a release to the Assurance Companies in full of any and all of their obligations hereunder.

RESERVATION OF RIGHT TO CHANGE

SECTION 19. The Assurance Companies reserve the right at any time, and from time to time, to change the terms and conditions or this Agreement, including but not limited to, the rates of commissions or to discontinue the payment of any commissions. The Assurance Companies may act through Allmerica Financial and a notice of change given in the name of Allmerica Financial will bind or benefit (as the case may be) Allmerica Financial Life Insurance and Annuity Company, even though not named, unless the notice specifies otherwise.


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ELECTIVE DATE OF CHANGE

SECTION 20. Any change will become effective on the date specified in a notice or, if later, 30 days after the notice is given to Broker. However, the requirement to give advance notice shall not apply if the change becomes necessary or expedient by reason of legislation or the requirements of any governmental body and, in the opinion of the Assurance Companies, it is not reasonably possible to meet the 30 day requirement. Changes will not be retroactive and will apply only to life insurance coverage solicited or annuity premiums paid on or after the effective date of the change. Notice of any change may be given by a Allmerica Financial or Allmerica Financial Life Insurance and Annuity Company bulletin or announcement and distribution of the bulletin or announcement in the usual manner will constitute notice to Broker.

NOTICE

SECTION 21. Whenever this Agreement requires a notice to be given, the requirement will be considered to have been met, in the case of notice to the Assurance Companies or to the Underwriter, if delivered or mailed postage prepaid to the Vice President, Individual Marketing, or to such other officer as may be specified and, in the case of notice to Broker, if delivered or mailed postage prepaid to Broker's principal place of business (as specified above).

CAPTIONS

SECTION 22. Captions are used for informational purposes only and no caption shall be construed to effect the substance of any provision of this Agreement.

__________

SECTION 23. This Agreement contains the entire contract between the parties.
            Upon execution it will replace all previous agreements between Broker and the Assurance Companies, or either of them or the Underwriter, relating to the solicitation or life insurance or annuity policies. It is hereby understood and agreed that any other agreement or representation, commitment, promise or statement of any nature, whether oral or written, relating to or purporting to relate to the relationship of the parties is hereby rendered null and void.


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UNDERSTOOD THAT THIS IS AN "AT WILL" RELATIONSHIP WHICH MAY BE TERMINATED BY
EITHER PARTY WITHOUT CAUSE OR REASON AS PROVIDED FOR IN SECTION 14.

WITNESS WHEREOF, the parties have executed this Agreement in duplicate to take effect on effective date.

                         First Allmerica Financial Life Insurance Company
                                               and
                       Allmerica Financial Life Insurance and Annuity Company

 /s/
--------------------------------------
(Name of Broker)

--------------------------------------


                      By: /s/
                         -------------------------------------------
                                  Vice President

                      Allmerica Investments, Inc.

                      By: /s/
                         -------------------------------------------
                                  Title:


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